Exhibit 8.2

Blake, Cassels & Graydon LLP Barristers & Solicitors Patent & Trade-mark Agents

199 Bay Street
Suite 4000, Commerce Court West
Toronto ON M5L 1A9 Canada
Tel: 416-863-2400 Fax: 416-863-2653

March 31, 2015

Canadian Imperial Bank of Commerce

Commerce Court

Toronto, Ontario

Canada M5L 1A2

RE:	Canadian Imperial Bank of Commerce
Issue of (i) Redeemable Step-Up Coupon Notes, Series A, due March 31, 2020 and (ii) Redeemable Step-Up Coupon Notes, Series A, due March 31, 2025

Ladies and Gentlemen:

We have acted as Canadian special counsel to Canadian Imperial Bank of Commerce (the “Bank”) in connection with the issuance of $2,000,000 aggregate principal amount of Redeemable Step-Up Coupon Notes, Series A, due March 31, 2020 (the “2020 Notes”) and $2,000,000 aggregate principal amount of Redeemable Step-Up Coupon Notes, Series A, due March 31, 2025 (the “2025 Notes” and, together with the 2020 Notes, the “Notes) by the Bank, as described in the Bank’s Pricing Supplement with respect to the 2020 Notes dated March 26, 2015 (the “2020 Notes Pricing Supplement”) and the Bank’s Pricing Supplement with respect to the 2025 Notes dated March 26, 2015 (the “2025 Notes Pricing Supplement” and together with the 2020 Notes Pricing Supplement, the “Pricing Supplements”), respectively, to the Prospectus Supplement dated September 25, 2012 and the Prospectus dated May 4, 2012 contained in the Registration Statement on Form F-3, File No. 333-180771 (the “Registration Statement”). Subject to the qualifications, assumptions, limitations and understandings set out therein, the statements as to matters of the federal laws of Canada set forth under the heading “Certain Canadian Income Tax Consequences” in the 2020 Notes Pricing Supplement and in the 2025 Notes Pricing Supplement are an accurate summary, in all material respects, as at the date hereof, of the principal Canadian federal income tax considerations generally applicable to holders of 2020 Notes and 2025 Notes, respectively, described therein.

We hereby consent to the filing of this opinion as an exhibit to a Form 6-K of the Bank filed with the Securities and Exchange Commission and thereby incorporated by reference into the Bank’s Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Blake, Cassels & Graydon LLP